UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 10, 2023, Axsome Therapeutics, Inc. (the “Company”), provided an update reaffirming its prior cash flow guidance in light of prior developments with Silicon Valley Bank (“SVB”). On March 12, 2023, the U.S. Department of Treasury announced that the FDIC will fully protect all SVB depositors, and such depositors will have access to all of their money starting Monday, March 13th. The Company held approximately $4 million in cash in deposit accounts at SVB. This amount constituted less than 2% of the Company’s current cash and cash equivalents. The Company has additional funds held on its behalf by a third-party financial institution and invested in U.S. government securities.

The Company believes that its current cash and cash equivalents, along with the remaining committed capital from its credit facility, is sufficient to fund its anticipated operations into cash flow positivity, based on the current operating plan.

The Company remains focused on the commercialization of Auvelity®, its FDA Breakthrough Therapy designated product approved for the treatment of major depressive disorder, and Sunosi®, approved by the FDA to improve wakefulness in adults living with excessive daytime sleepiness associated with narcolepsy or obstructive sleep apnea. The Company also continues to advance its late-stage neuroscience pipeline which includes AXS-05 for Alzheimer’s disease agitation, AXS-07 for migraine, AXS-12 for narcolepsy, AXS-14 for fibromyalgia, and solriamfetol for attention deficit hyperactivity disorder (“ADHD”).

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to our study analyses, clinical trials, regulatory submissions, and projected cash position. We may, in some cases use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of the Company’s management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including the Company’s statements regarding its liquidity, cash position and whether there could be an administrative delay to access its capital held on deposit at SVB or cash sweep program administrated by SVB, risks related to the commercial success of the Company’s products, risks related to the success and timing of the Company’s clinical trials or other studies, the possibility that the Company may be adversely affected by geopolitical and other economic, business and/or competitive factors, the Company’s estimates of its financial performance, and the other risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	March 13, 2023	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer